EXHIBIT 99.1

Mawson Infrastructure Group Inc. Reports Q1 2024 Financial Results

Q1 2024 Total Revenue increased 145% Y/Y and 34% Q/Q

Q1 Co-Location Business Revenue increased 90% Y/Y and 83% Q/Q

Q1 Energy Management Business Revenue increased 461% Y/Y and 2% Q/Q

Company optimized and reduced Q1 SG&A expenses by 30% Y/Y and 19% Q/Q

MIDLAND, Pa., May 15, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson”, “the Company”), a digital infrastructure company, today announced its unaudited financial and operational results for the first quarter of fiscal year 2024 ended March 31, 2024.

“We are delighted with the overall revenue increase during the first quarter of 2024 —145% year-on-year growth and 34% quarter-on-quarter growth, in addition to our progressing the Company’s strategic, operational, and technological plans in Q1, 2024,” said Rahul Mewawalla, CEO and President of Mawson. “We also expanded the company’s co-location business increasing our co-location business revenue by 83% this quarter compared to the prior quarter. Moreover, we recently announced our plans to expand our digital infrastructure capacity at our Midland facilities by an additional 20 MW to grow to 120 MW, in addition to our continuing to optimize our Bellefonte facilities. We are excited to continue to drive the enhancement of our digital infrastructure platforms and to explore further growth opportunities in 2024.”

Financial and operational highlights for the quarter ended March 31, 2024, include:

  Q1 2024 revenue increased 145% Y/Y and 34% Q/Q to $18.77 million.
  Q1 2024 Co-Location business revenue increased 90% Y/Y and 83% Q/Q to $8.23 million.
  Q1 2024 Energy management business increased 461% Y/Y and 2% Q/Q to $2.47 million.
  Q1 2024 Bitcoin production of 140 BTC.
  Executed an additional co-location agreement with an enterprise customer and expanding our co-location business to a total of 82 MW.
  Company optimized and reduced Q1 2024 SG&A expenses by 30% Y/Y and 19% Q/Q to $3.46 million.

Conferences and Events Update

Mawson has planned for its CEO and President, Rahul Mewawalla to join the following upcoming conferences and events. Please contact IR@Mawsoninc.com for further information.

  Consensus in May 2024 in Austin, Texas
  Artificial Intelligence (AI) Summit in June 2024 in London, United Kingdom
  Fintech Week in June 2024 in London, United Kingdom
  Mining Disrupt in June 2024 in Miami, Florida
  Bitcoin 2024 in July 2024 in Nashville, Tennessee
  Blockchain Futurist in August 2024 in Toronto, Canada
  Gateway Conference in September 2024 in San Francisco, California
  Token 2049 in September 2024 in Singapore
  Bitcoin Europe in October 2024 in Amsterdam, Netherlands
  World Summit Artificial Intelligence (AI) in October 2024 in Amsterdam, Netherlands
  Money 20/20 in October 2024 in Las Vegas, Nevada

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is building the next generation digital infrastructure platform. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy, including the growth of the bitcoin network, digital assets and other high-performance computing solutions using a carbon-free energy approach. To learn more, visit https://www.mawsoninc.com

For more information, visit: https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024, August 21, 2023, November 13, 2023, and May 15, 2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit: https://mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
LinkedIn: https://www.linkedin.com/company/mawsoninc/
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Investor Contact:
Investor Relations Team
IR@mawsoninc.com

Media Contact:
Media Relations Team
mediarelations@mawsoninc.com